Exhibit 10.1

THIRD AMENDMENT TO THE
QUANEX CORPORATION 401(k) SAVINGS PLAN

THIS AGREEMENT by Quanex Corporation, a Delaware corporation (the “Sponsor”),

WITNESSETH:

WHEREAS, the Sponsor maintains the Quanex Corporation 401(k) Savings Plan (the “Plan”);

WHEREAS, pursuant to Section 13.01 of the Plan, the Sponsor has the right to amend the Plan; and

WHEREAS, the Sponsor desires to amend the Plan;

NOW, THEREFORE, the Sponsor agrees that, effective as of August 9, 2004, Article XIV of the Plan is amended by adding thereto the following new Section 14.11:

14.11                     Special Provisions Applicable to Nichols Aluminum-Golden, Inc. Employees.

(a)  Cessation of Participation.  Upon the closing of the sale by the Sponsor of the stock of Nichols Aluminum-Golden, Inc., (the “NAG Sale”), an individual who is employed by Nichols Aluminum-Golden, Inc. shall cease to be eligible to participate in the Plan.

(b)  Sale is Distribution Event.  An individual who continues to be employed by Nichols Aluminum-Golden, Inc. following the NAG Sale shall be deemed to have incurred a “Separation From Service” for all purposes under the Plan.

(c)  Vesting.  Notwithstanding any other provision of the Plan to the contrary, an individual who continues to be employed by Nichols Aluminum-Golden, Inc. immediately following the NAG Sale shall have a fully nonforfeitable interest in his Account balance upon the Sale.

(d)  Loans.  Notwithstanding any other provision of the Plan to the contrary, an individual who on the date of the NAG Sale (i) has an outstanding loan from the Plan and (ii) is deemed to incur a Separation From Service as a result of the Sale, will be allowed to repay to the Trustee the outstanding loan principal balance and any accrued but unpaid interest over the remaining term of the loan in accordance with the amortization schedule provided in his loan agreement as if he had not incurred a Separation From Service.  The individual’s loan repayments will not be required to be made on a payroll deduction basis; but rather may be made utilizing a loan coupon procedure established by the Loan Committee.

IN WITNESS WHEREOF, the Sponsor has executed this Amendment this 10th day of August, 2004.

QUANEX CORPORATION

By:
Title: